Exhibit 5.1

January 26, 2017

Board of Directors

Provectus Biopharmaceuticals, Inc.

7327 Oak Ridge Highway

Knoxville, TN 37931

Re:	Provectus Biopharmaceuticals, Inc. Registration Statement on Form S-1

Gentlemen:

We have acted as counsel to Provectus Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (File No. 333-213986), as amended, filed with the Securities and Exchange Commission (the “Commission”) (collectively, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the Company’s registration of:

(i)	up to 19,945,132 non-transferable subscription rights (the “Rights”) to be distributed by the Company without consideration in connection with a rights offering (the “Rights Offering”) to holders of record of (a) common stock, $0.001 par value per share, of the Company (the “Common Stock”) and (b) certain warrants to purchase Common Stock that are listed on the NYSE MKT;

(ii)	up to 19,945,132 units (the “Units”) issuable upon exercise of the Rights, each Unit entitling the holder thereof to purchase (a) four shares of Common Stock (the “Unit Shares”) and one-half a share of Series C Preferred Stock, $0.001 par value per share (the “Preferred Stock”);

(iii)	up to 79,780,528 Unit Shares;

(iv)	up to 9,972,566 shares of Preferred Stock;

(v)	up to 79,780,528 pre-funded warrants (“Pre-Funded Warrants”) which may be issued to certain investors in lieu of Common Stock underlying the Units, to purchase the same number of shares of Common Stock;

(vi)	up to 79,780,528 shares of Common Stock, all of which are authorized but heretofore unissued shares, issuable upon conversion of the Preferred Stock (the “Conversion Shares”);

(vii)	up to 19,945,132 shares of Common Stock, all of which are authorized but heretofore unissued shares, issuable as payments in-kind on the Preferred Stock (the “Dividend Shares”); and

(viii)	if applicable, up to 79,780,528 shares of Common Stock issuable upon exercise of the Pre-Funded Warrants (the “Warrant Shares” and collectively with the Rights, the Units, the Unit Shares, the Preferred Stock, the Conversion Shares, the Dividend Shares, the Pre-Funded Warrants and the Warrant Shares, the “Securities”).

Provectus Biopharmaceuticals, Inc.

January 26, 2017

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) any certificates representing the Securities to be issued pursuant to the Rights Offering, as applicable, will be duly executed and delivered; (vi) the Certificate of Designation of the Preferred Stock, the form of which was filed with the Commission as an exhibit to the Company’s Amendment No. 6 to the Registration Statement on January 26, 2017 (the “Certificate of Designation”), will be filed with the Secretary of State of the State of Delaware; and (vii) the Company will have reserved from its authorized but unissued and unreserved shares of Common Stock a number sufficient to issue all Unit Shares, Conversion Shares, Dividend Shares and Warrant Shares and, notwithstanding such reservation, the issuance of any Unit Shares, Conversion Shares, Dividend Shares or Warrant Shares will not exceed the number of then-authorized shares of Common Stock.

We have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records, and instruments and have examined such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein.

Based upon such examination and subject to the further provisions hereof, we are of the following opinion:

1.	The Rights have been duly authorized and, when duly executed and delivered by the Company in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors and the Pricing Committee of the Company, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer and similar laws affecting or relating to the rights of creditors generally, by general principles of equity (regardless of whether considered in a proceeding in equity or at law), and by requirements of materiality, reasonableness, good faith and fair dealing.

2.	The Units have been duly authorized and, if issued upon exercise of the Rights in accordance with the terms of the Rights, will be validly issued.

3.	The Unit Shares have been duly authorized and, if issued upon exercise of the Rights against payment therefor in accordance with the terms of the Rights, would be validly issued, fully paid and nonassessable.

4.	The Preferred Stock has been duly authorized and, if issued upon exercise of the Rights against payment therefor and in accordance with the Certificate of Designation, will be validly issued, fully paid and nonassessable.

5.

The Pre-Funded Warrants have been duly authorized and, if issued upon exercise of the Rights in accordance with the terms of the Rights, and when duly executed and delivered by the Company in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors and the Pricing Committee of the Company, will constitute valid and legally binding obligations of the Company, enforceable against the Company

Provectus Biopharmaceuticals, Inc.

January 26, 2017

in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer and similar laws affecting or relating to the rights of creditors generally, by general principles of equity (regardless of whether considered in a proceeding in equity or at law), and by requirements of materiality, reasonableness, good faith and fair dealing.

6.	The Conversion Shares have been duly authorized and, if duly issued in accordance with the terms of the Preferred Stock and the Certificate of Designation, will be validly issued, fully paid and nonassessable.

7.	The Dividend Shares have been duly authorized and, if duly issued in accordance with the terms of the Preferred Stock and the Certificate of Designation, will be validly issued, fully paid and nonassessable.

8.	The Warrant Shares have been duly authorized and, if duly issued and sold against the payment therefor in accordance with the terms of the Pre-Funded Warrants, will be validly issued, fully paid and nonassessable.

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

This opinion letter is given to you solely for use in connection with the offer and sale of the Securities while the Registration Statement is in effect and is not to be relied upon for any other purpose. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities or the Registration Statement.

Very truly yours,

BAKER, DONELSON, BEARMAN, CALDWELL & BERKOWITZ, a professional corporation

By:	/s/ Tonya Mitchem Grindon
Tonya Mitchem Grindon
Authorized Representative